EXHIBIT 11


                COMPUTATION OF NET EARNINGS PER COMMON SHARE

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                                                     Three Months Ended
                                                          March 31,
                                                -------------------------
                                                    1995          1994
                                                -----------    ----------

EARNINGS
Net Earnings                                    $ 1,471,228    $  991,745
                                                -----------    ----------

SHARES
Weighted Average Number of Common
  Shares Outstanding                              4,719,188     4,704,469
Common Share Equivalents                             38,906        24,231
Weighted Average Common Shares Outstanding      -----------    ----------
  and Equivalents                                 4,758,094     4,728,700
                                                -----------    ----------
                                                -----------    ----------


PRIMARY EARNINGS PER COMMON SHARE
Net Earnings                                    $       .31    $      .21
                                                -----------    ----------
                                                -----------    ----------

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